UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 8, 2015 (October 7, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On October 7, 2015, Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and certain holders of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (collectively, the “First Lien Notes” and, the claims with respect thereto, the “First Lien Bond Claims”) agreed to amend and restate (the “Amendment”) the Fourth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of July 31, 2015 (the “First Lien Bond RSA”), among CEC, CEOC and the Consenting Creditors (as defined in the Amendment). The Amendment will go effective when it is signed by Requisite Consenting Creditors (as defined in the Amendment).

Pursuant to the Amendment and the terms of the term sheet incorporated into the Amendment (the “Term Sheet”), the First Lien Bond RSA has been amended and restated to provide the following:

Syndication of OpCo Debt

CEOC, as a restructured separate operating company (“OpCo”), will syndicate, instead of issuing directly to creditors, first lien debt (the “New First Lien OpCo Debt”) and second lien debt (the “New Second Lien OpCo Debt”) to the market for cash to be distributed to holders of the First Lien Bond Claims (“First Lien Noteholders”) and beneficial holders of the claims under CEOC’s first lien bank debt (“First Lien Bank Lenders”).

There will be condition precedents to the Effective Date (as defined in the Amendment) that $882 million of the proceeds from the syndication of the New First Lien OpCo Debt and $406 million of the proceeds from the syndication of the New Second Lien OpCo Debt be distributed to First Lien Bank Lenders. These condition precedents can be waived by the Requisite Consenting Bank Creditors (as defined in the Amendment). If the condition precedent for the New First Lien OpCo Debt is waived, New First Lien OpCo Debt will be distributed to the First Lien Bank Lenders in a principal amount equal to $882 million less the cash proceeds of the syndication of the New First Lien OpCo Debt distributed to the First Lien Bank Lenders. If the condition precedent for the New Second Lien OpCo Debt is waived, New Second Lien OpCo Debt will be distributed to the First Lien Bank Lenders in a principal amount equal to $406 million less cash proceeds of the syndication of the New Second Lien OpCo Debt distributed to the First Lien Bank Lenders.

There will also be condition precedents to the Effective Date that $306 million of the proceeds from the syndication of the New First Lien OpCo Debt and $141 million of the proceeds from the syndication of the New Second Lien OpCo Debt be distributed to First Lien Noteholders. These condition precedents can be waived by the Requisite Consenting Creditors. If the condition precedent for the New First Lien OpCo Debt is waived, New First Lien OpCo Debt will be distributed to the First Lien Noteholders in a principal amount equal to $306 million less the cash proceeds of the syndication of the New First Lien OpCo Debt distributed to the First Lien Noteholders. If the condition precedent for the New Second Lien OpCo Debt is waived, New Second Lien OpCo Debt will be distributed to the First Lien Noteholders in a principal amount equal to $141 million less cash proceeds of the syndication of the New Second Lien OpCo Debt distributed to the First Lien Bank Lenders.

CPLV Debt Amendments

Caesars Palace Las Vegas (“CPLV”) will issue up to $2,600 million in debt. No less than $1,800 million of such debt will be sold to third party investors for cash proceeds (“CPLV Market Debt”). The Amendment modifies the cap on the weighted average yield on the CPLV Market Debt and CPLV Mezzanine Debt (as defined in the Amendment) in that they will be capped such that the annual debt service remains at $130 million, but such amount now will be reduced by every dollar of second lien debt (“New Second Lien PropCo Debt”) of CEOC, as a restructured property company (“PropCo”) that is issued to First Lien Bank Lenders multiplied by 0.072072072, except that the cap will not be reduced below $106 million.

Upfront Payment

CEC has agreed to pay to each Consenting Creditor (or its assignee or transferee) that was a signatory to the First Lien Bond RSA on or prior to January 15, 2015 and that held any First Lien Bank Claims at 10:00 a.m. ET on September 8, 2015 (and which are still held by such Consenting Creditor) such Consenting Creditor’s pro rata share of the Upfront Payment (as defined in the Amendment).

Elimination of Equity Rights

The right of Non-First Lien Noteholders (as defined in the Amendment) to participate in purchasing the right to receive additional shares of the PropCo Common Stock was eliminated by the Amendment.

Cash Reimbursement

CEC agreed to reimburse CEOC, which will pay such amounts to First Lien Noteholders, for any dilution of Available Cash (as defined in the Amendment) otherwise payable to the First Lien Noteholder as adequate protection payments caused by the payment of forbearance fees pursuant to the Restructuring Support and Forbearance Agreement, dated as of August 21, 2015, among CEC, CEOC and the First Lien Bank Lenders party thereto.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment and its exhibits, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 8, 2015, CEOC issued a press release announcing that it filed an Amended Plan of Reorganization, an accompanying Disclosure Statement and a motion to further extend exclusivity with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this report by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the restructuring of CEOC, wherever they occur in this filing, are based on CEC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CEC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors against CEC and by the National Retirement Fund;

•	the effects of CEOC’s bankruptcy on CEOC and its subsidiaries and affiliates, including CEC, and the interest of various creditors, equity holders and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•	the event that the restructuring and support agreements entered into by CEC and CEOC, including the First Lien Bond RSA (the “RSAs”), may not be consummated in accordance with their terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSAs;

•	the potential adverse effects of Chapter 11 proceedings on CEC’s liquidity or results of operations;

•	the effects of Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of such cases in general;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the financial results of Caesars Growth Partners, LLC’s business;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of CEC to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our company as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed and furnished herewith:

Exhibit No.	Description

10.1	Fifth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 7, 2015, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

99.1	Text of press release, dated October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 8, 2015	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 7, 2015, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

99.1	Text of press release, dated October 8, 2015.